UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)      November 12, 2004



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE               001-16317              95-4079863
  (State or other jurisdiction    (Commission            (IRS Employer
        of incorporation)        File Number)         Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On November 12, 2004, the Company announced financial results for the three months ended September 30, 2004.

     Contango Oil & Gas Company reported net income attributable to common stock for the three months ended September 30, 2004 of $1.4 million, or $0.11 per basic share and $0.10 per diluted share, compared to a net income attributable to common stock for the three months ended September 30, 2003 of $2.9 million, or $0.31 per basic share and $0.25 per diluted share. Total revenues for the three months ended September 30, 2004 were $6.7 million. Total revenues for the three months ended September 30, 2003 were $8.3 million.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.           Description of Document
-----------           -----------------------

       99.1           Press release dated November 12, 2004.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 12, 2004, the Company announced it financial results for the three months ended September 30, 2004. A copy of the news release is furnished as Exhibit 99.1, attached hereto. Except as otherwise set forth in Item 2.02 above, the information set forth in this Form 8-K, including the exhibit attached, should not be deemed as "filed" for purposes of Section 18 of the Securities Act of 1934 or otherwise subject to liabilities of that section.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY



Date:  November 12, 2004          By:   /s/  KENNETH R. PEAK
                                        ------------------------------------
                                        Kenneth R. Peak
                                        Chairman and Chief Executive Officer


                                      -3-